Exhibit 99.1

First Quarter 2014 Results Announced by Anworth

SANTA MONICA, Calif.--(BUSINESS WIRE)--April 29, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $11.9 million, or $0.09 per diluted share, for the first quarter ended March 31, 2014. Core earnings consisted of approximately $13.4 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $9.7 million, or $0.07 per diluted share, for the fourth quarter ended December 31, 2013.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended March 31, 2014, there were no impairment losses on MBS.

On March 20, 2014, we declared a quarterly common stock dividend of $0.14 per share, which is payable on April 29, 2014 to holders of our common stock as of the close of business on March 31, 2014. During the quarter, the Company elected to discontinue hedge accounting for certain of its interest rate swaps. In determining the current quarterly common stock dividend, the Company decided to declare a dividend relative to its current earnings excluding the cost of these discontinued hedges and intends to continue to do so in the future. The net payments accrued on discontinued hedges were approximately $8.0 million, or $0.06 per share, for the quarter ended March 31, 2014.

Lloyd McAdams, the Company’s Chief Executive Officer, commented, “Despite a volatile interest rate environment, we continue to execute our strategy and, during the first quarter 2014, we took significant steps to generate long-term value and increase stockholder returns. During the first quarter, we increased Anworth’s on-going share repurchase program by 10,000,000 shares and increased the quarterly cash dividend on Anworth’s common stock to $0.14 per share, constituting an annualized dividend yield of 10.2%. We also announced an expanded investment strategy to position Anworth for future growth. We also formed an independent Strategic Review Committee to assist with the execution of our investment strategy and explore long-term value enhancement opportunities. Moving forward, we remain committed to creating long-term value and generating significant stockholder returns.”

PORTFOLIO

At March 31, 2014 and December 31, 2013, our total assets, the fair value of our Agency MBS portfolio and its allocation were approximately as follows:

	March 31,	December 31,
	2014	2013

Total Assets	$8,642,946	$8,619,491
Fair value of Agency MBS	$8,584,670	$8,556,446
Adjustable-rate Agency MBS (less than 1 year reset)	20%	19%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	10%	9%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	14%	15%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	6%	10%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	4%	3%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	16%	15%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%	8%
15-year fixed-rate Agency MBS	20%	20%
20-year and 30-year fixed-rate Agency MBS	2%	1%
	100%	100%

	March 31,	December 31,
	2014	2013
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.57%	2.52%
Hybrid adjustable-rate Agency MBS	2.59	2.62
15-year fixed-rate Agency MBS	2.68	2.66
20-year and 30-year fixed-rate Agency MBS	5.04	5.71
Total Agency MBS:	2.65%	2.65%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.56%	102.46%
Hybrid adjustable-rate Agency MBS	103.55	103.45
15-year fixed-rate Agency MBS	103.10	103.39
20-year and 30-year fixed-rate Agency MBS	102.91	101.31
Total Agency MBS:	103.24%	103.23%
Current yield (weighted average coupon divided by average amortized cost)	2.57%	2.57%
Unamortized premium	$270.2 million	$268.1 million
Unamortized premium as a percentage of par value	3.24%	3.23%
Premium amortization expense on Agency MBS	$9.9 million	$11.6 million

	March 31,	December 31,
	2014	2013

Constant prepayment rate (CPR) of Agency MBS	12%	15%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	13%	17%
Weighted average term to next interest rate reset on Agency MBS	41 months	42 months

	March 31,	December 31,
	2014	2013
Repurchase Agreements:
Outstanding repurchase agreement balance	$7.51 billion	$7.58 billion
Average interest rate	0.35%	0.39%
Average maturity	37 days	38 days
Average interest rate after adjusting for interest rate swap hedges	1.05%	1.50%
Average maturity after adjusting for interest rate swap hedges	892 days	1,010 days
Average interest rate after adjusting for all interest rate swaps	1.48%	1.50%
Average maturity after adjusting for all interest rate swaps	1,008 days	1,010 days
Fair value of Agency MBS pledged to counterparties	$7.98 billion	$8.06 billion
Interest Rate Swap Agreements:
Notional amount	$5.44 billion	$5.375 billion
Percentage of outstanding repurchase agreement balance	72%	71%

During the quarter, the Company elected to discontinue hedge accounting for certain of its interest rate swaps after it determined that these swaps were no longer effective components of the Company’s asset/liability management strategy. In particular, the assets which these swaps were intended to hedge now have substantially lower principal balances and lessened sensitivity to unexpected rises in short-term interest rates. These interest rate swaps remain in effect and have not been terminated. The interest rate swaps for which hedge accounting has been discontinued carry a notional balance of approximately $1.7 billion, an average fixed rate of 2.13% and an average maturity of September 2015. At March 31, 2014, these swaps had a negative fair value of approximately $40 million, which was reflected in the Company’s book value.

At March 31, 2014 and December 31, 2013, our swaps (including both hedges and discontinued hedges) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms (in months):

	March 31,			December 31,
	2014			2013
		Weighted			Weighted
		Average	Remaining		Average	Remaining
	Notional	Fixed	Term in	Notional	Fixed	Term in
	Amount	Rate	Months	Amount	Rate	Months

Less than 12 months	$410,000	2.00%	5	$410,000	2.07%	4
1 year to 2 years	730,000	2.06	18	680,000	2.07	18
2 years to 3 years	1,145,000	1.66	28	1,145,000	1.82	29
3 years to 5 years	1,655,000	1.21	47	1,715,000	1.18	48
5 years to 7 years	1,000,000	2.12	73	925,000	2.11	76
7 years to 10 years	500,000	2.84	104	500,000	2.84	107
	$5,440,000	1.79%	46	$5,375,000	1.81%	48

The following table shows the notional amount (in thousands), weighted average fixed rate and remaining term (in months) of our swaps that are accounted for as hedges at March 31, 2014:

March 31,
2014
Weighted
	Average	Remaining
Notional	Fixed	Term in
Amount	Rate	Months

$3,755,000	1.64%	59

At March 31, 2014, our leverage multiple was 8.1x, which remained the same from our leverage multiple at December 31, 2013. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes.

	March 31,	December 31,
	2014	2013
Relative to Average Earning Assets During the Quarter:
Interest income earned	2.57%	2.57%
Amortization of premium	0.47	0.52
Average cost of funds on repurchase agreements and derivative instruments	1.48	1.48
Net interest rate spread	0.62%	0.57%

At March 31, 2014, our book value was $6.10 per share versus $5.98 per share at December 31, 2013. During the first quarter, the change in AOCI was a positive $20.5 million. This change was due primarily to an increase in the value of our MBS of approximately $29.7 million and a decrease in the value of our interest rate swaps of approximately $9.2 million.

SHARE REPURCHASE PROGRAM

On December 13, 2013, we announced that our board of directors, or our Board, had authorized the Company to acquire up to an additional 5,000,000 shares of our common stock through our share repurchase program. On March 14, 2014, we announced that our Board had authorized the Company to acquire up to an additional 10,000,000 shares of our common stock. Since our common stock has been trading below its book value, the objective of the share repurchase program is to increase the book value per share and the income per share. During the quarter ended March 31, 2014, we repurchased an aggregate of 5,634,414 shares of common stock at a weighted average price of $5.01 per share under our share repurchase program.

During the current quarter through April 28, 2014, we repurchased an aggregate of 4,783,990 shares at a weighted average price of $5.24 per share under our share repurchase program.

RESIDENTIAL REAL ESTATE

In February of 2014, we incorporated Anworth Properties, Inc., a Qualified REIT Subsidiary (“QRS”) that is wholly-owned by the Company. As of March 31, 2014 and April 24, 2014, our QRS had acquired and committed to acquire 9 and 58 single-family (up to 4 units) residential properties, respectively, primarily through the foreclosure auction process, that will be held for lease to quality tenants. These properties will be held in our residential real estate portfolio to generate rental income and have the potential for price appreciation. These properties are either currently rented, are in the rental process or are being renovated to enhance potential rental income.

In March of 2014, we incorporated Anworth Property Services, Inc., a Taxable REIT Subsidiary (“TRS”) through which we may participate in various real estate-related activities that would earn profits that the Internal Revenue Service considers to be taxable income. Examples of these other activities include: the securitization of mortgage loans; mortgage origination; leasing and managing rental properties; and owning properties acquired through the foreclosure process.

CONFERENCE CALL

We will host a conference call on Wednesday, April 30, 2014 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss first quarter 2014 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on April 30, 2014. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10045204. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$7,976,934	$8,060,567
Agency MBS at fair value	587,335	462,478
Paydowns receivable	20,401	33,401
	$8,584,670	$8,556,446
Residential properties	694	-
Cash and cash equivalents	2,274	7,368
Interest and dividends receivable	23,086	23,310
Derivative instruments at fair value	17,253	22,551
Prepaid expenses and other	14,969	9,816
Total Assets:	$8,642,946	$8,619,491
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$25,738	$30,117
Repurchase agreements	7,510,000	7,580,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	18,894	55,914
Interest rate swaps at fair value	40,048	-
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on common stock	18,689	11,097
Payable for securities purchased	100,064	-
Accrued expenses and other	2,803	1,368
Total Liabilities:	$7,755,045	$7,717,305
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,066 and 1,066 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	$46,537	$46,537
Common Stock: par value $0.01 per share; authorized 200,000 shares, 133,492 and 138,717 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,335	1,387
Additional paid-in capital	1,157,380	1,185,369
Accumulated other comprehensive (loss) consisting of unrealized gains and losses	(71,486)	(92,008)
Accumulated deficit	(269,789)	(263,023)
Total Stockholders' Equity:	$863,977	$878,262
Total Liabilities and Stockholders' Equity:	$8,642,946	$8,619,491

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Interest on Agency MBS	$44,395	$43,450
Other income	11	17
	44,406	43,467
Interest expense:
Interest expense on repurchase agreements	27,406	20,902
Interest expense on junior subordinated notes	314	320
	27,720	21,222
Net interest income	16,686	22,245
Gain on sales of Agency MBS	-	5,170
Gain on interest rate swaps, net	628	-
Recovery on Non-Agency MBS	37	129
Expenses:
Management fee to related party	(2,916)	(2,998)
Other expenses	(1,064)	(922)
Total expenses	(3,980)	(3,920)
Net income	$13,371	$23,624
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,034)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(412)
Net income to common stockholders	$11,942	$22,178
Basic earnings per common share	$0.09	$0.16
Diluted earnings per common share	$0.09	$0.15
Basic weighted average number of shares outstanding	136,848	142,903
Diluted weighted average number of shares outstanding	140,875	146,945

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com